UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-12

CONSOL ENERGY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts!
CONSOL ENERGY INC. 2021 Annual Meeting Vote by April 27, 2021 11:59 PM ET
CONSOL ENERGY INC. ATTENTION: GENERAL COUNSEL AND SECRETARY 1000 CONSOL ENERGY DRIVE, SUITE 100 CANONSBURG, PA 15317-6506

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 You invested in CONSOL ENERGY INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on April 28, 2021.

 Get informed before you vote

View the material online OR you can receive a free paper copy of voting materials by requesting prior to April 14, 2021. If you would like to request a copy of the voting materials, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line.

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Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

V1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Election of Class I and Class III Directors: Class I:

1a.	Sophie Bergeron	For

1b.	James A. Brock	For

1c.	Class III: John T. Mills	For

1d.	William P. Powell	For

2.	Ratification of Appointment of Ernst & Young LLP as CONSOL Energy Inc.’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2021.	For

3.	Approval, on an Advisory Basis, of Compensation Paid to CONSOL Energy Inc.’s Named Executive Officers in 2020.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

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